SECURITIES AND EXCHANGE COMMISSION


                          Washington, DC  20549


                               FORM 8-K


                            CURRENT REPORT

                  Pursuant to Section 13 or 15 (d) of the
                    Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported):     February 19, 2003



                         APTA HOLDINGS, INC.
           (Exact name of registrant as specified in charter)



  Delaware                    0-26777               22-3662292
(State or other             (Commission           (IRS Employer
 jurisdiction               File Number)         Identification No.)
of incorporation)



815 Bombardier Street
Shediac, New Brunswick, Canada, E4P 1H9
(Address of principal executive offices)


Registrant's telephone number, including area code: (506) 532-8515 or 1-877-532-8515


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ITEM 4 - CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On February 19, 2003, the Board of Directors of APTA Holdings Inc. (the "Company") unanimously approved the dismissal of Haefele, Flanagan & Co., P.C. and the appointment of Grant Thornton LLP as the independent accountant for the company and subsidiary. The Company engaged Grant Thornton LLP on February 19, 2003.

In connection with the audits of the two fiscal years ended December 31, 2001 and 2000 and the interim period ending September 30, 2002, there were no disagreements with Haefele, Flanagan & Co., P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

The audit reports of Haefele, Flanagan & Co., P.C. on the financial statements of the Company as of and for the years ended December 31, 2001 and 2000 did not contain any adverse opinion or disclosure of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company's two most recent fiscal years, and through February 19, 2003, the Company has not consulted with Grant Thornton LLP regarding any of the matters specified in Item 304(a)(2) of Reg. S-K.







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
Item 7 - FINANCIAL STATEMENTS AND EXHIBITS

         16.01 - Letter regarding changes in Certifying Accountant.


                              HAEFELE FLANAGAN
                  CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS

Haefele, Flanagan & Co., p.c.                                856-722-5300
Tall Oaks Corporate Center                                   215-627-5150
Building 2, Suite 200, 1000 Lenola Road                Fax:  856-722-5395
P.O. Box 471, Moorestown, NJ 08057                           www.hfco.com



                         February 19, 2003


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Apta Holdings, Inc.


We have read the statements that we understand Apta Holdings, Inc. (the "Company") will include under Item 4 of the Form 8-K report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.


                              Very truly yours,


                              Haefele, Flanagan & Co., p.c.





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                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          APTA HOLDINGS, INC.

                                          /s/ Ralph Eisenschmid
DATED: February 21, 2003
                                          By: Ralph Eisenschmid
                                              President










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